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                         EXHIBIT 99.3



                                             March 18, 1998



Dear Participant:

The CFS Bank (the "Bank") 401(k) Plan (the "401(k) Plan") includes an investment fund, known as the Employer Stock Fund, consisting primarily of common stock of the Bank's parent holding company, Haven Bancorp, Inc. (the "Company"). As a participant in the 401(k) Plan with an interest in the Employer Stock Fund, you may direct the voting of the proportion of the shares of the Company's common stock held by the 401(k) Plan Trust that are allocable to your account.

ChaseMellon Shareholder Services L.L.C. has been appointed as an unrelated corporate trustee for the Employer Stock Fund of the 401(k) Plan (the "401(k) Plan Trustee"). The 401(k) Plan Trustee will vote those shares of the Company's common stock held in the 401(k) Plan Trust in accordance with instructions of the participants. We, the Board of Directors, are forwarding to you the attached Proxy Statement, and the Vote Authorization Form, provided for the purpose of conveying your voting instructions to the 401(k) Plan Trustee.

At this time, in order to direct the voting of the proportion of the shares allocable to your account under the 401(k) Plan, you must fill out and sign the enclosed Vote Authorization Form and return it to the 401(k) Plan Trustee in the accompanying envelope. Your vote will not be revealed, directly or indirectly, to any director, officer or other employee of the Company or the Bank. Your vote will be tallied by an independent source and then the 401(k) Plan Trustee will vote the shares of the 401(k) Plan Trust based on the voting instructions it has received from participants, as described above.

                                        Sincerely,




                                        The Board of Directors







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                    HAVEN BANCORP, INC.

               ANNUAL MEETING OF STOCKHOLDERS
                      April 22, 1998

                  VOTE AUTHORIZATION FORM


I, the undersigned, hereby instruct the CFS Bank 401(k) Plan ("401(k)") Trustee to vote my proportionate interest in the shares of common stock of Haven Bancorp, Inc. held by the Bank Stock Fund of the 401(k) Plan as set forth on the reverse side at the Annual Meeting of Stockholders to be held on April 22, 1998, and any adjournments thereof.




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                                          Please mark your
                                          votes as indicated  X
                                          in this example    ---


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 EACH OF THE LISTED PROPOSALS.

1. The Election as directors of all nominees listed: (Except as marked to the contrary below)

Robert M. Sprotte, Michael J. Fitzpatrick, William J. Jennings,II

             FOR                             VOTE WITHHELD

           -------                              ------

Instructions: To withhold your vote for any individual nominee, write that nominee's name on the space provided below:


     -------------------------------------

2.  The approval of the amendment to the Haven Bancorp, Inc. 1996
Stock Incentive Plan to increase the number of shares available for issuance thereunder

          FOR            AGAINST             ABSTAIN

         -----            -----               -----

3. The approval of the amendment to the Certificate of Incorporation of Haven Bancorp, Inc. to increase the number of shares of common stock the Company is authorized to issue

          FOR            AGAINST             ABSTAIN

         -----            -----               -----

4. The ratification of KPMG Peat Marwick LLP as independent auditors of Haven Bancorp, Inc. for the fiscal year ending December 31, 1998.

          FOR            AGAINST             ABSTAIN

         -----            -----               -----

I acknowledge that I have received from the Company prior to the execution of this proxy a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 18, 1998, the Annual Report to Stockholders and a letter dated March 18, 1998 from the Board of Directors.
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I understand that my voting instructions are solicited by the Board of Directors on behalf of the 401(k) Trustee for the Annual Stockholder Meeting to be held on April 22, 1998, and any adjournments thereof. The 401(k) Trustee is hereby authorized to vote the shares allocable to my interest in the 401(k) Plan, in its trust capacity, as indicated above. I understand that if I sign this form without indicating specific instructions, shares allocable to me will be voted FOR the listed proposals and as recommended by the Board of Directors on any other business that may properly come before the meeting or any adjournment thereof.



                                       -------------------------
                                              Signature


                                       -------------------------
                                                 Date

                                      Please sign, date and return
                                      this form in the enclosed
                                      business reply envelope.
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